Exhibit 10.4

Form of RSU and Options Waiver Letter Agreement

January [__], 2025

[Mr./ Mrs. ___]

[Address]

Re:	RSU Vesting Acceleration Waiver

On [_] [and on [_]], Pluri Inc. (the “Company”) issued you a restricted stock unit representing [_] of the Company’s common shares (the “RSUs”). [On [_] [and on [_]], Pluri Inc. (the “Company”) granted you an option representing [_] of the Company’s common shares (the “Options)]. As of the date of this letter, [_] RSUs remain unvested and shall vest according to the following schedule: [_] of RSUS shall vest on [_], and [_] of RSUs shall vest on [_] (the “Unvested RSUs”).

This letter agreement shall confirm that both you and the Company agree to waive, on a one-time basis, the 100% vesting acceleration of the Unvested RSUs as a result of a private placement offering of the Company which closed on February 5, 2025.

This letter agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Sincerely,

PLURI INC.

By:
Name:	Liat Zalts
Title:	Chief Financial Officer

Agreed and accepted on this __ day of January, 2025

By:
Name:	[_]